Exhibit 3.2
                                AIRGATE PCS, INC.
                           AMENDED AND RESTATED BYLAWS


                                    ARTICLE I
                                  STOCKHOLDERS

Section 1.1       Annual Meeting.
                  --------------

     An annual meeting of the stockholders of the Corporation shall be held for the election of Directors and for any other business as may properly come before the meeting, on such date and at such time as may be designated by resolution of the Board of Directors (the "Board").

Section 1.2       Special Meetings.
                  ----------------

     Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (i) the Board pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board (hereinafter the "Whole Board"), (ii) the Chairman of the Board, or (iii) the Chief Executive Officer.

Section 1.3       Place of Meeting.
                  ----------------

     The Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no such designation is made, the place of meeting shall be the principal office of the Corporation.

Section 1.4       Notice of Meetings.
                  ------------------

     Notice of the place, date, and hour of all meetings of the stockholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein, the Certificate of Incorporation, or required from time to time by the General Corporation Law of the State of Delaware (the "DGCL"). If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board, the Chairman of the Board, or the Chief Executive Officer, as the case may be, upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 1.5       Adjournment.
                  -----------

     Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given as provided in Section 1.4. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.6       Quorum.
                  ------

     At any meeting of the stockholders, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by DGCL or the Certificate of Incorporation.

     If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time in the manner provided in Section 1.5 of these Bylaws.

Section 1.7       Conduct of Meeting.
                  ------------------

     The Board may designate a person or, in the absence of such Board designation, the Chief Executive Officer, to call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be the person as the Chief Executive Officer appoints.

     The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting by the chairman.

Section 1.8       Notice of Stockholder Business and Nominations.
                  ----------------------------------------------

(A)      Annual Meetings of Stockholders.
         -------------------------------

     (1) Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting pursuant to Section 1.4 of the Bylaws,
          (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in Section 1.8(A)(2) of these Bylaws, who is entitled to vote at the time of the meeting and who complies with the notice procedures set forth in Section 1.8(A)(2).

     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.8(A)(1), the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

          A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting:
          (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose the behalf the nomination or proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (w) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (x) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (y) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (z) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

(B)      Special  Meetings  of  Stockholders.

          Only such business shall be conducted at a special meeting of ----------------------------------- stockholders as shall have been brought before the meeting as provided in Section 1.2 of these Bylaws and pursuant to the Corporation's notice of meeting under Section 1.4 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board, or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
     Section 1.8(B), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.8(B). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 1.8(A)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(C)      General.
         -------

     (1) Notwithstanding anything in these Bylaws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 1.8 or Section 2.2 of these Bylaws shall be eligible to serve as Directors and only such business shall be brought before or conducted at an annual meeting in accordance with the provisions of this Section 1.8. The Officer of the Corporation or other person presiding over the annual meeting shall have the power to determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section
          1.8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by
          Section 1.8 (A)(2)) and, if he/she should so determine, he/she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     (2) For purposes of this Section 1.8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 1.9       Proxies and Voting.
                  ------------------

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing (or in such manner prescribed by DGCL) filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     The Board by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities including, without limitation, as Officers, employees, agent or representatives, to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability as required by DGCL.

     All elections of Directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, the rules and regulations of any stock exchange applicable to the Corporation, or the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Section 1.10      Stock List.
                  ----------

     The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.11      Consent of Stockholders in Lieu of Meeting.
                  ------------------------------------------

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE II

                               BOARD OF DIRECTORS

Section 2.1       General Powers, Number and Term of Office.
                  -----------------------------------------

     The business and affairs of the Corporation shall be under the direction of its Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     The number of Directors who shall constitute the Whole Board shall be established by resolution of the Board. The Board shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, as nearly equal in number as possible, with respect to the time for which they severally hold office, into three classes. At the annual meeting of stockholders in 1999 Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each Director shall hold office until the earlier of his or her death, resignation, removal, or the date on which his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Section 2.2       Vacancies and Newly Created Directorships.
                  -----------------------------------------

     Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the remaining Directors then in office, though less than a quorum of the Board. Any Director so chosen shall hold office for the unexpired term of the Director creating such vacancy or until the earlier of his or her death, resignation, removal or the date his or her successor is elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

Section 2.3       Regular Meetings.
                  ----------------

     Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 2.4       Special Meetings.
                  ----------------

     Special meetings of the Board may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.5      Notice.
                 ------

     Notice of any special meeting of Directors shall be given to each Director at such person's business or residence in writing or by telephone, facsimile or other form of electronic communication. If mailed, such notice shall be deemed delivered when deposited in the United States mails so addressed, postage prepaid, at least five days before such meeting. If by telephone or by facsimile transmission or other form of electronic communication, such notice shall be transmitted at least twenty-four hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article VIII of these Bylaws. A meeting may be held at any time without notice if all the Directors are present and participating or if those not present waive notice of the meeting either before or after such meeting.

Section 2.6       Quorum.
                  ------

     At any meeting of the Board, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, except as otherwise provided herein, in the Certificate of Incorporation or required by law.

Section 2.7       Participation in Meetings By Conference Telephone.
                  -------------------------------------------------

     Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.8       Conduct of Business; Action by Consent.
                  --------------------------------------

     At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine. Action may be taken by the Board without a meeting if all members thereof consent thereto in accordance with DGCL.

Section 2.9       Removal.
                  -------

     Subject to the rights of any class or series of stock having the right to elect Directors under specified circumstances, any Director may be removed from office only as provided in the Certificate of Incorporation.

Section 2.10      Compensation of Directors.
                  -------------------------

     Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board.

ARTICLE III

                                   COMMITTEES

Section 3.1       Committees of the Board.
                  -----------------------

     The Board may establish one or more committees, each committee to consist of one or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by DGCL and to the extent provided in the committee's charter or a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section 3.2       Conduct of Business.
                  -------------------

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided in the Certificate of Incorporation, in these Bylaws, or required by DGCL.

     A majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in accordance with DGCL.

Section 3.3       Notice.
                  ------

     A notice of regular meetings shall not be required. Notice of any special meeting of a committee shall be given to each member of the committee at such person's business or residence in writing or by telephone, facsimile or other form of electronic communication. If mailed, such notice shall be deemed delivered when deposited in the United States mails so addressed, postage prepaid, at least five days before such meeting. If by telephone or by facsimile transmission or other form of electronic communication, such notice shall be transmitted at least twenty-four hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of a committee need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the members are present and participating or if those not present waive notice of the meeting either before or after such meeting.

ARTICLE IV

                                    OFFICERS

Section 4.1       Generally.
                  ---------

(a) The Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer. The Board may also elect one or more Vice Chairmen of the Board, a Treasurer, a Controller, one or more Assistant Secretaries, Assistant Treasurers and such Officers as it shall deem necessary. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

(b) At least annually, the Board shall elect the Officers of the Corporation and at any time thereafter the Board may elect additional Officers of the Corporation. Each Officer shall hold office until the Officer's successor is duly elected and qualified or until the Officer's earlier death, resignation or termination of employment; provided that any Officer may be removed from office at any time by the affirmative vote of the Whole Board. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

(c) All Officers chosen by the Board shall have such powers and duties as generally pertain to their respective offices, except as provided in this
     Article IV or in any resolution of the Board. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof.

Section 4.2       Chairman of the Board.
                  ---------------------

     The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board, unless the Board has designated another person, when present, preside at all meetings of the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board.

Section 4.3       Chief Executive Officer.
                  -----------------------

     The Chief Executive Officer (the "Chief Executive Officer") shall have general and active management and supervision of the business of the
Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer, if a member of the Board, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board. The Chief Executive Officer shall also perform such other duties as may be assigned to the Chief Executive Officer by these Bylaws or the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

Section 4.4       President.
                  ---------

     The President shall perform such duties as may be assigned to the President by these Bylaws, the Board or the Chief Executive Officer.

Section 4.5       Vice Chairman.
                  -------------

     The Vice Chairman of the Board shall perform such duties as may be assigned to him or her by these Bylaws, the Board or the Chairman.

Section 4.6       Chief Financial Officer.
                  -----------------------

     The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Chairman of the Board and the Chief Executive Officer in the general supervision of the Corporation's financial policies and affairs. The Chief Financial Officer shall perform such other duties as may be assigned to him or her by these Bylaws, the Board or the Chief Executive Officer.

Section 4.7       Vice President.
                  --------------

     The Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board, the Chairman of the Board, the Chief Executive Officer or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

Section 4.8       Secretary.
                  ---------

     The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board, the Chairman of the Board or the President. Subject to the direction of the Board, the Secretary shall have the power to sign all stock certificates.

Section 4.9       Assistant Secretaries and Other Officers.
                  ----------------------------------------

     The Board may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Chief Executive Officer, the President or the Secretary. Subject to the direction of the Board, an Assistant Secretary shall have the power to sign all stock certificates.

Section 4.10     Treasurer.
                 ---------

     The Treasurer shall have the custody of the funds and securities of the Corporation and shall deposit them in the name and to the credit of the Corporation in such depositories as may be designated by the Board or by any Officer or Officers authorized by the Board to designate such depositories; disburse funds of the Corporation when properly authorized by vouchers prepared and approved by the Controller; and invest funds of the Corporation when authorized by the Board or a committee thereof. The Treasurer shall render to the Board, the Chief Executive Officer or the Chief Financial Officer, whenever requested, an account of all transactions as Treasurer and shall also perform such other duties as may be assigned to the Treasurer by these Bylaws, the Chief Executive Officer or the Chief Financial Officer. Subject to the direction of the Board, the Treasurer shall have the power to sign all stock certificates.

Section 4.11      Controller.
                  ----------

     The  Controller  shall  serve as the  principal  accounting  Officer of the
Corporation and shall keep full and accurate account of receipts and disbursements in books of the Corporation and render to the Board, the Chief Executive Officer or the Chief Financial Officer, whenever requested, an account of all transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform such other duties as may be assigned to the Controller by these Bylaws, the Board, the Chief Executive Officer or the Chief Financial Officer.

Section 4.12      Other Officers.
                  --------------

     The Board may appoint such other Officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such power as shall be determined from time to time by the Board.

Section 4.13      Action with Respect to Securities of Other Corporations.
                  -------------------------------------------------------

     Unless otherwise directed by the Board, the Chief Executive Officer or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 4.14      Personal  Liability.
                  -------------------

     An Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an Officer, except for liability (i) for any breach of the Officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Officer derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders or Board of the Corporation shall not adversely affect any right or protection of the Officer of the Corporation existing at the time of such repeal or modification.

ARTICLE V

                                      STOCK

Section 5.1       Certificates of Stock.
                  ---------------------

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President and by the Secretary, or an Assistant Secretary, or any Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the Corporation, and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer, transfer agent or registrar at the date of issue.

Section 5.2       Transfers of Stock.
                  ------------------

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.4 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.3       Record Date.
                  -----------

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5.4       Lost, Stolen or Destroyed Certificates.
                  --------------------------------------

     The Corporation may issue a new certificate of stock alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

                                     NOTICES

Section 6.1       Notices.
                  -------

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent may in every instance be effectively given by hand delivery to the recipient thereof or mailed. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. Notice to Directors may be given by telecopier, telephone or other means of electronic transmission.

Section 6.2       Waivers.
                  -------

     A waiver of any notice, given by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII
                                  MISCELLANEOUS

Section 7.1       Corporate Seal.
                  --------------

     The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Secretary or Assistant Secretary.

Section 7.2       Reliance Upon Books, Reports and Records.
                  ----------------------------------------

     Each Director, each member of any committee designated by the Board, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.3       Fiscal Year.
                  -----------

     The fiscal year of the Corporation shall be as fixed by a resolution of the Board.

Section 7.4       Time Periods.
                  ------------

     In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII

                                   AMENDMENTS

     A majority of the Whole Board may amend, alter or repeal these Bylaws at any meeting of the Board. Without limiting the foregoing, the stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of DGCL which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by DGCL, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of the capital stock entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.

     These Amended and Restated Bylaws are effective as of December 17, 2002, the date of adoption by the Board of AirGate.